UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (269) 202-5020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 1, 2017, Medizone International, Inc. (the “Company”) issued a press release announcing it had entered into an agreement with EMA Partners, LLC to provide financial advisory and investment banking services in connection with financing and commercial development, cooperation, service and distribution arrangements. Registered broker-dealer services that may be required by the agreement will be provided by Burch & Co., Inc. and its affiliates.
The Company previously announced on February 27, 2017, that it would post a document titled “Medizone International, Inc. Investor Update – March 2, 2017” (the “Investor Update”) on the Company’s website and that executives of the Company would hold a conference call with investors, to be broadcast over the World Wide Web and by telephone and provide access information, date and time for the conference call.  The Company noted that the call will consist of brief remarks by the Company’s management team, before moving directly into questions and answers.
A copy of the press release of March 1, 2017, and the Investor Update, are furnished herewith as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.  These documents will be posted on the Company’s corporate website, www.medizoneint.com.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit Number	Description

99.1	Press Release dated March 1, 2017
99.2	Investor Update March 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ David A. Esposito
David A. Esposito Chief Executive Officer

Date: March 1, 2017